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                                                                  Exhibit 10.2.1
                                FIRST AMENDMENT

                                       TO

                    STOCK CONTRIBUTION AND MERGER AGREEMENT

     THIS FIRST AMENDMENT (the "Amendment") to the Stock Contribution and Merger Agreement (the "Merger Agreement") dated as of July 23, 1998, by and among DDi Corp., a California corporation formerly known as Details Holdings Corp.("DDi"), Dynamic Details Incorporated, Silicon Valley, a Delaware corporation formerly known as Dynamic Circuits, Inc.("DCI"), and the former Stockholders of DCI is made as of March 21, 2000 pursuant to Section 8.5(b) of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

     WHEREAS, DDi intends to reincorporate in Delaware immediately prior to its initial public offering ("IPO") of common stock;

     WHEREAS, the Class L Stock used to satisfy certain claims for indemnification under Section 6.5 of the Merger Agreement will be reclassified as shares of common stock in the Delaware corporation into which DDi is merging in preparation for the IPO; and

     WHEREAS, DDi and DCI desire to amend the Merger Agreement as set forth in this Amendment,

     NOW, THEREFORE, in consideration of this premise and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.   Effectiveness.  This Amendment shall become effective upon the closing of
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the IPO.

2.   Amendment to Section 6.5(a).  Section 6.5(a) of the Merger Agreement is
     ---------------------------
hereby amended to read in its entirety as follows:

     "6.5  Satisfaction of Claims.
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          (a) Any claim by an Indemnified Party under Sections 6.1(a) and 6.1(b)
     shall be satisfied in cash.  The amount of cash to be paid to any individual Indemnified Party in respect of any claim by such Indemnified Party shall be determined by (i) calculating the amount of the Loss in respect of such claim in accordance with Section 6.3 and (ii) dividing it by (A) one minus (B) the fully diluted equity ownership percentage of
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     Details Holdings represented by the Details Holdings Common Stock held by such Indemnified Party at the time such claim is satisfied (assuming, for purposes of such calculation, that such Indemnified Party neither acquired (other than through exercise of options or
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     warrants held by him on the Closing Date) nor disposed of any Details
     Holdings Common Stock after the Closing Date)."

2.   Amendment to Section 6.5(d).  Section 6.5(d) of the Merger Agreement is
     ---------------------------
hereby amended to read in its entirety as follows:

     "(d) Any payment in satisfaction of a claim under Section 6.1 shall be treated as a purchase price adjustment by the recipient thereof."

3.   Governing Law.  This Amendment will be governed by and construed in
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accordance with the domestic laws of the State of California as set forth in
Section 8.10 of the Merger Agreement.

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                            SIGNATURE PAGES FOLLOW.]

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     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the authorized representatives of each of the parties hereto as of the date first above written.

DDI:                                      DDi CORP.


                                          By:__________________________
                                                Name:
                                                Title:

DCI:                                      DYNAMIC DETAILS INCORPORATED,
                                                SILICON VALLEY



                                          By:__________________________
                                                Name:
                                                Title:

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